Exhibit 16.1

January 10, 2007

U.S. Securities and Exchange Commission
100 F Street NE
Washington D.C. 20549

Dear Sir/Madam:

We have read the statements set forth by Impact Medical Solutions, inc. (formerly, Freedom 1, Inc.) (the “Company”) in Item 4.01 to Form 8-K/A, Amendment No. 1, regarding the new disclosure regarding the consultations with the Company’s new auditors, which statements are being filed with the U.S. Securities and Exchange Commission in the Company’s current report on Form 8-K/A, Amendment No. 1, and we are in agreement with the statements contained therein.

Very truly yours,

/s/ CONNER & ASSOCIATES, PC